EXHIBIT 11

                           DVL, INC. and Subsidiaries
                        Computation of Earnings Per Share
                 (in thousands except share and per share data)
                                   (unaudited)
                                                      Year Ended
                                                       March 31,
                                            ----------------------------
                                               2001              2000
                                            -----------       ----------

Income (loss) before extraordinary gain     $        72       $     (126)

Extraordinary gain                                   14               23

                                            -----------       ----------
Net Income (loss)                                    86             (103)
                                            ===========       ==========

Weighted average number of common
 shares outstanding - basic                  16,560,450       16,560,450

Shares issuable upon exercise of
 dilutive options and warrants              183,920,669                -

Less shares assumed repurchased             (36,849,269)               -
                                            -----------       ----------
Weighted average number of common
 shares outstanding - diluted               163,631,850       16,560,450
                                            ===========       ==========
Basic earnings per share:
Income (loss) before extraordinary gain     $       .01       $     (.01)
 Extraordinary gain                                 .00              .00
                                            -----------       ----------
Net Income (loss)                           $       .01       $     (.01)
                                            ===========       ==========
Diluted earnings per share:
 Income before extraordinary gain           $       .00       $     (.01)
 Extraordinary gain                                 .00              .00
                                            -----------       ----------
Net Income (loss)                           $       .00       $     (.01)
                                            ===========       ==========